UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 20, 2022
Date of Report (date of earliest event reported)
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WEWORK INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39419 (Commission File Number)	85-1144904 (I.R.S. Employer Identification Number)
75 Rockefeller Plaza, 10th Floor New York, NY 10019
(Address of principal executive offices and zip code)
(646) 389-3922
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
On December 20, 2022, WeWork Companies LLC, a Delaware limited liability company (“WeWork”) and wholly owned subsidiary of WeWork Inc., a Delaware corporation (the “Company”), SoftBank Group Corp., a Japanese joint-stock company (“SBG” and in its capacity as obligor, the “SoftBank Obligor”), SoftBank Vision Fund II-2 L.P., a limited partnership established in Jersey (the “Partnership”), acting by its manager, SB Global Advisers Limited, a limited company incorporated under the laws of England and Wales (the “Manager” and the Partnership, acting via the Manager, the “SVF Obligor”), the senior tranche issuing creditors from time to time party thereto (collectively, the “Senior Tranche Issuing Creditors”), the senior tranche L/C participants from time to time party thereto (collectively, the “Senior Tranche L/C Participants”) and Goldman Sachs International Bank, as administrative agent for the Senior Tranche Issuing Creditors and Senior Tranche L/C Participants (in such capacity, the “Senior Tranche Administrative Agent”), entered into the Fifth Amendment (the “Fifth Amendment”) to the Credit Agreement, dated as of December 27, 2019 (as amended or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among WeWork, the SoftBank Obligor, the Senior Tranche L/C Participants, the Senior Tranche Issuing Creditors, the Senior Tranche Administrative Agent and the other parties thereto from time to time. The Fifth Amendment, among other things, (i) extends the termination date of the existing senior tranche letter of credit facility under the Existing Credit Agreement from February 9, 2024 to March 14, 2025, (ii) provides for SBG’s resignation as obligor with respect to the senior letter of credit tranche and the SVF Obligor’s assumption of all of SBG’s obligations with respect to the senior letter of credit tranche with certain collateral support required in respect of the SVF Obligor’s obligations thereunder, and (iii) retains SBG’s role as the SoftBank Obligor with respect to the junior letter of credit tranche thereunder. In addition, the Fifth Amendment amends the pricing applicable to the senior letter of credit facility such that unreimbursed letter of credit draws thereunder accrue interest at a margin of 6.00%, which may increase if certain conditions are not satisfied. On the effective date of the Fifth Amendment, aggregate commitments under the senior letter of credit tranche are reduced to approximately $1.1 billion, with a further reduction scheduled on February 10, 2023 to approximately $930 million, but the Fifth Amendment provides that the total senior letter of credit tranche commitments may be increased to an amount not to exceed $1,250,000,000 until February 10, 2023 and $1,050,000,000 thereafter with additional commitments at a later date. The Fifth Amendment also provides that if letter of credit reimbursements under the senior letter of credit tranche are made from the proceeds of certain SVF Obligor capital contributions, the commitments in respect of the senior letter of credit tranche will be reduced by a corresponding amount.
The foregoing summary of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fifth Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference in this Item 1.01.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 8.01    Other Events
In connection with the Fifth Amendment, on December 20, 2022, WeWork, the SoftBank Obligor, and the SVF Obligor entered into the Amended and Restated Reimbursement Agreement, dated as of December 20, 2022 (the “Amended and Restated Reimbursement Agreement”), which amends and restates that certain Reimbursement Agreement, dated as of February 10, 2020 (as amended prior to the Amended and Restated Reimbursement Agreement, the “Existing Reimbursement Agreement”), by and between WeWork and the SoftBank Obligor. The Amended and Restated Reimbursement Agreement, among other things, amends and restates the Existing Reimbursement Agreement to substitute the SVF Obligor for the Softbank Obligor with respect to the senior letter of credit reimbursement rights and obligations, retain the Softbank Obligor’s role with respect to the junior letter of credit reimbursement rights and obligations and adjusts WeWork’s reimbursement rights and obligations to each party accordingly. In addition, the Amended and Restated Reimbursement Agreement amends the fees payable by WeWork thereunder, such that no fees will be owed to the SVF Obligor in respect of the senior letter of credit issued through February 10, 2024 and thereafter fees will accrue at 7.045% of the face amount of letters of credit issued thereunder, compounding quarterly and payable at the earlier of March 14, 2025 and termination or acceleration of the senior letter of credit tranche. Under the Amended and Restated Reimbursement Agreement, reimbursed amounts owed by WeWork to the SoftBank Obligor and the SVF Obligor bear interest at a rate per annum equal to 4.20% from the date paid by the SoftBank Obligor or the SVF Obligor, as applicable, until paid in full by WeWork. WeWork is required to reimburse amounts paid under the Amended and Restated Reimbursement Agreement no later than the second business day following WeWork’s receipt of notice of the payment of such amount.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Description
10.1
Fifth Amendment to the Credit Agreement, dated as of December 20, 2022, by and among the SoftBank Obligor, the SVF Obligor, WeWork, the Manager, the Jersey General Partner, the Senior Tranche Issuing Creditors party thereto, the Senior Tranche L/C Participants party thereto and Goldman Sachs International Bank, as Senior Tranche Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

Date: December 20, 2022	By:	/s/ Jared DeMatteis
	Name:	Jared DeMatteis
	Title:	Chief Legal Officer